Exhibit 4.6

NOTE AND WARRANT PURCHASE AGREEMENT

This Note and Warrant Purchase Agreement, dated as of March 6, 2020 (this “Agreement”), is entered into by and between Miromatrix Medical Inc., a Delaware corporation (the “Company”), and Cheshire MD Holdings, LLC, a Delaware limited liability company (the “Investor”).

RECITALS

A.            On the terms and subject to the conditions set forth herein, the Investor is willing to purchase from the Company, and the Company is willing to sell to the Investor, a convertible promissory note in the principal amount of $6,000,000, together with a related warrant to acquire shares of the Company’s capital stock.

B.             Capitalized terms not otherwise defined herein shall have the meaning set forth in the form of Note (as defined below) attached hereto as Exhibit A.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             The Note and Warrants.

(a)               Issuance of Note. Subject to all of the terms and conditions hereof, the Company agrees to issue and sell to the Investor, and the Investor agrees to purchase, a convertible promissory note in the form of Exhibit A hereto (the “Note”) in the principal amount of $6,000,000.

(b)               Issuance of Warrants. Concurrently with the issuance of the Note to the Investor, the Company will issue to the Investor a warrant in the form attached hereto as Exhibit B (the “Initial Warrant”) to purchase up to a number of shares of the Company’s preferred stock as set forth in the Initial Warrant. If the Note has not been converted or repaid in accordance with its terms prior to May 1, 2020, then the Company shall issue to the Investor an additional warrant on May 1, 2020, and thereafter, on the first day of each subsequent month for so long as the Note is outstanding, the Company shall issue the Investor an additional warrant (collectively, the “Subsequent Warrants,” and together with the Initial Warrant, the “Warrants”). Each Subsequent Warrant shall be in the same form of the Initial Warrant, except that the Warrant Coverage Amount (as defined in the Initial Warrant) shall be $75,000.

(c)              Delivery. The sale and purchase of the Note and the Initial Warrant shall take place at a closing (the “Closing”) to be held at such place and time as the Company and the Investor may determine (the “Closing Date”). At the Closing, the Company will deliver to the Investor the Note and the Initial Warrant to be purchased by the Investor, against receipt by the Company of $6,000,000 in cash, paid by wire transfer (the “Purchase Price”). The Note and Warrants will be registered in the Investor’s name in the Company’s records.

(d)               Use of Proceeds. The proceeds of the sale and issuance of the Note shall be used for (i) general corporate purposes, (ii) scheduled payments under the Company’s indebtedness listed on the Disclosure Schedules (as defined below) and (iii) repayment of the Note in accordance with its terms. The proceeds of the sale and issuance of the Note shall not be used to repay any other outstanding indebtedness or repurchase the Company’s outstanding equity.

(e)                 Payments. The Company will make all payments due under the Note as required in accordance with the terms of the Note.

2.             Representations and Warranties of the Company. Except as set forth in the disclosure schedules accompanying this Agreement (collectively, the “Disclosure Schedules”), the Company represents and warrants to the Investor that:

(a)               Due Incorporation, Qualification, etc. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted; and (iii) is duly qualified, licensed to do business and in good standing as a foreign corporation in each jurisdiction where the failure to be so qualified or licensed could reasonably be expected to materially and adversely affect the business, properties, assets (including intangible assets), prospects, liabilities, operations, or condition (financial or otherwise) of the Company (a “Material Adverse Effect”).

(b)               Capitalization.

(i)                 The authorized capital of the Company (the “Capital Stock”) consists, immediately prior to the Closing, of:

(i)                 30,000,000 shares of common stock, $0.00001 par value per share (the “Common Stock”), 2,120,822 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws. The Company holds no Common Stock in its treasury.

(ii)              20,000,000 shares of preferred stock, $0.00001 par value per share (the “Preferred Stock”), of which 3,300,000 shares have been designated Series A Preferred Stock, $0.00001 par value per share, 3,000,380 of which are issued and outstanding; of which 4,000,000 shares have been designated Series B Preferred Stock, $0.00001 par value per share, 3,218,282 of which are issued and outstanding; of which 2,500,000 shares have been designated Series B-2 Preferred Stock, $0.00001 par value per share, 2,095,874 of which are issued and outstanding. The rights, privileges and preferences of the Preferred Stock are as stated in the Company’s certificate of incorporation and as provided by the Delaware General Corporation Law. The Company holds no Preferred Stock in its treasury.

(ii)              The Company has reserved 3,850,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to the Company’s 2010 Stock Incentive Plan duly adopted by the Board of Directors and approved by the Company stockholders (the “2010 Stock Plan”). Of such reserved shares of Common Stock, no shares have been issued pursuant to restricted stock purchase agreements, options to purchase 3,550,500 shares of Common Stock have been granted and are currently outstanding, and 43,225 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the 2010 Stock Plan. The Company has furnished to the Investor complete and accurate copies of the 2010 Stock Plan and forms of agreements used thereunder.

(iii)            The Company has reserved 1,000,000 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to the Company’s 2019 Equity Incentive Plan duly adopted by the Board of Directors (the “2019 Stock Plan”). The Company will be submitting the 2019 Stock Plan for approval by the Company stockholders at the next meeting of the Company’s stockholders. Of such reserved shares of Common Stock, no shares have been issued pursuant to restricted stock purchase agreements, options to purchase 296,000 shares of Common Stock have been granted and are currently outstanding, and 704,000 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the 2019 Stock Plan. The Company has furnished to the Investor complete and accurate copies of the 2019 Stock Plan and forms of agreements used thereunder.

(iv)             All of the outstanding shares of Capital Stock of the Company have been duly and validly issued and are fully paid and non-assessable and were issued in accordance with the registration or qualification requirements of the Securities Act of 1933, as amended (the “Securities Act”), and any relevant foreign and state securities laws or pursuant to valid exemptions therefrom. Upon their issuance in accordance with the terms of this Note, the shares issuable upon conversion of this Note will be duly authorized, validly issued, fully paid and non-assessable shares of Capital Stock of the Company, free of all preemptive or similar rights. All of the outstanding shares of the Common Stock and all shares of the Common Stock underlying outstanding options are subject to a lock-up or market standoff agreement of not less than one hundred eighty (180) days following the Company’s initial public offering pursuant to a registration statement filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act.

(v)               The equity securities (“Equity Securities”) of the Company have the respective rights, preferences and privileges set forth in the Company’s certificate of incorporation or bylaws in effect on the date hereof. Other than the equity awards described in Sections 2(b)(ii) and (iii), there are as of the date of this Agreement no options, warrants or rights to purchase Equity Securities of the Company authorized, issued or outstanding, and the Company is not obligated in any other manner to issue shares of its Equity Securities. There are no restrictions on the transfer of Equity Securities of the Company, other than those imposed by relevant state and federal securities laws, and no holder of any Equity Security of the Company or individual, corporation, partnership, trust, limited liability company, association or other entity (“Person”) is entitled to preemptive or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party or that are otherwise binding upon the Company. The offer and sale of all Equity Securities of the Company issued before the Closing Date complied with or were exempt from registration or qualification under all applicable federal and state securities laws. No Person has the right to demand or other rights to cause the Company to file any registration statement under the Securities Act, relating to any Equity Securities of the Company presently outstanding or that may be subsequently issued, or any right to participate in any such registration statement.

(c)               Authority. The execution, delivery and performance by the Company of each Transaction Document to be executed by the Company and the consummation of the transactions contemplated thereby (i) are within the power of the Company and (ii) have been duly authorized by all necessary actions on the part of the Company.

(d)               Enforceability. Each Transaction Document executed, or to be executed, by the Company has been, or will be, duly executed and delivered by the Company and constitutes, or will constitute, a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(e)                Non-Contravention. The execution and delivery by the Company of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby do not and will not (i) violate the Company’s certificate of incorporation or bylaws or any material judgment, order, writ, decree, statute, rule or regulation applicable to the Company; (ii) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound; or (iii) result in the creation or imposition of any security interest, mortgage, pledge, lien, claim, charge or other encumbrance (“Lien”) upon any property, asset or revenue of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations, or any of its assets or properties.

(f)                 Subsidiaries. Other than the Company’s ownership interest in Reprise Biomedical, Inc., the Company does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.

(g)               Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority or other Person (including, without limitation, the shareholders of any Person) is required in connection with the execution and delivery of the Transaction Documents executed by the Company and the performance and consummation of the transactions contemplated thereby, other than such as have been obtained and remain in full force and effect and other than such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.

(h)               No Violation or Default. The Company is not in violation of or in default with respect to (i) its certificate of incorporation or bylaws or any judgment, (ii) any order, writ, statute, rule or regulation applicable to such Person, (iii) any mortgage or indenture or instrument to which such Person is a party or by which it is bound or (iv) any material contract to which such Person is a party or by which it is bound (nor is there any waiver in effect which, if not in effect, would result in such a violation or default).

(i)                 Litigation. No actions (including, without limitation, derivative actions), suits, proceedings or investigations are pending or, to the knowledge of the Company, threatened in writing against the Company at law or in equity in any court or before any other governmental authority that if adversely determined (i) would (alone or in the aggregate) result in a material liability or (ii) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by the Company of the Transaction Documents or the transactions contemplated thereby.

(j)                 Agreements; Actions.

(i)                 Except for the Transaction Documents, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (A) obligations (contingent or otherwise) of, or payments to, the Company in excess of $250,000, (B) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (C) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (D) indemnification by the Company with respect to infringements of proprietary rights.

(ii)               The Company has not (A) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $50,000 in the aggregate, or (B) made any loans or advances to any Person, other than ordinary advances for travel expenses, in each case that are not included in the Company’s balance sheet dated as of December 31, 2019 that has been delivered to the Company.

(iii)              Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, and (iii) the purchase of shares of the Company’s capital stock and the issuance of options to purchase shares of the Company’s Common Stock, in each instance, approved in the written minutes of the Board of Directors (previously provided to the Investor or its counsel to the extent requested), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or key employees, or any affiliate thereof.

(iv)              The Company is not a guarantor or indemnitor of any indebtedness of any other Person.

(k)               Intellectual Property.

(i)                 The Company owns or possesses sufficient legal rights to all (A) patents, patent applications and inventions; (B) trademarks, service marks, trade names, trade dress, logos, domain names or corporate names and registrations and applications for registration thereof, together with all of the goodwill associated therewith; (C) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registrations thereof; (D) computer software, data, and databases and documentation thereof; (E) trade secrets and other confidential information; and (F) licenses, information and proprietary rights and processes (collectively, “Company Intellectual Property”) necessary for or used in connection with its business without (to the Company’s actual knowledge after reasonable inquiry) any conflict with, or infringement of, the rights of others. To the Company’s actual knowledge after reasonable inquiry, no product or service marketed or sold (or presently proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. The Company has not received any written communications alleging that the Company has violated or, by conducting their business, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. To the knowledge of the Company, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company. The Company does not believe it is or will be necessary to utilize any inventions of any of its (A) employees made prior to or outside the scope of their employment by the Company or (B) independent consultants made outside of their engagement with the Company.

(ii)               Each present and former employee of the Company who either alone or in concert with others develops, invents, programs or designs any Company Intellectual Property and each officer of the Company has executed a Proprietary Information and Inventions Agreement (“PIIA”). Each present and former consultant to the Company that has had access to Company Intellectual Property has entered into a Proprietary Information and Inventions Agreement or consulting agreement containing similar protections (together with the PIIA, the “Confidential Information Agreement”). No such employee, officer or consultant has excluded works or inventions from his or her Confidential Information Agreement. To the knowledge of the Company, no officer, key employee or consultant of the Company is, or by performing any currently contemplated services to the Company would be, in violation of his or her Confidential Information Agreement or any prior employee contract, consulting agreement or proprietary information and inventions assignment agreement with any other entity or third party.

(l)                 Financial Statements. The financial statements of the Company that have been delivered to the Investor (i) are in accordance with the books and records of the Company and have been maintained in accordance with good business practice; (ii) have been prepared in conformity with GAAP except, with respect to the unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments; and (iii) fairly present the financial position of the Company as of the dates presented therein and the results of operations, changes in financial positions or cash flows, as the case may be, for the periods presented therein. The Company does not have any contingent obligations, liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed in the most recent financial statements furnished by the Company to the Investor prior to the date hereof.

(m)               Changes. Since December 31, 2019, there has not been any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(i)                 any material damage, destruction or loss, whether or not covered by insurance;

(ii)                any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(iii)           any satisfaction or discharge of any lien, claim, or encumbrance or encumbrance or payment of any obligation by the Company, except in the ordinary course of business;

(iv)           any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(v)            any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(vi)           any resignation or termination of employment of any officer or key employee of the Company;

(vii)          any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(viii)         any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(ix)           any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(x)             any sale, assignment or transfer of any Company Intellectual Property;

(xi)            receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(xii)          any other event or condition of any character, other than events affecting the economy or the Company’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(xiii)          any arrangement or commitment by the Company to do any of the things described in this Subsection 2(m).

(n)               Accuracy of Information Furnished. None of the Transaction Documents and none of the other certificates, statements or information furnished to the Investor by or on behalf of the Company in connection with the Transaction Documents or the transactions contemplated thereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has not received any indication, whether in writing or otherwise, from the potential lead investors for the contemplated Series C Preferred Stock equity financing of at least $34,000,000 (the “Contemplated Equity Financing”) in each case as discussed with the Investor, that such investors will not participate in such Contemplated Equity Financing, and the Company has no reason to believe that such Contemplated Equity Financing will not take place prior to December 31, 2020.

(o)               No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with the SEC rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act.

3.             Representations and Warranties of Investor. The Investor represents and warrants to the Company upon the acquisition of the Note and the Warrants as follows:

(a)               Binding Obligation. The Investor has full legal capacity, power and authority to execute and deliver this Agreement and the Transaction Documents and to perform its obligations hereunder and thereunder. This Agreement and the Transaction Documents constitute valid and binding obligations of the Investor, enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

(b)               Securities Law Compliance. The Investor has been advised that the Note, the Warrants and the underlying securities have not been registered under the Securities Act, or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Investor is aware that the Company is under no obligation to effect any such registration with respect to the Note, the Warrants or the underlying securities or to file for or comply with any exemption from registration. The Investor has not been formed solely for the purpose of making this investment and is purchasing the Note and the Warrants to be acquired by the Investor hereunder for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment without impairing the Investor’s financial condition and is able to bear the economic risk of such investment for an indefinite period of time. The Investor is an accredited investor as such term is defined in Rule 501 of Regulation D under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The Investor has furnished or made available any and all information requested by the Company or otherwise necessary to satisfy any applicable verification requirements as to accredited investor status. Any such information is true, correct, timely and complete. The residency of the Investor (or, in the case of a partnership or corporation, such entity’s principal place of business) is correctly set forth beneath the Investor’s name on the signature page thereto.

(c)               Access to Information. The Investor acknowledges that the Company has given the Investor access to the corporate records and accounts of the Company and to all information in its possession relating to the Company, has made its officers and representatives available for interview by the Investor, and has furnished the Investor with all documents and other information required for the Investor to make an informed decision with respect to the purchase of the Note and the Warrants.

4.             Conditions to Closing of the Investor. The Investor’s obligations at the Closing are subject to the fulfillment, on or prior to the Closing Date, of all of the following conditions, any of which may be waived in whole or in part by the Investor:

(a)               Representations and Warranties. The representations and warranties made by the Company in Section 2 shall be true and correct on the Closing Date.

(b)               Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Note and Warrants.

(c)                Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the Investor, of the Note and the Warrants shall be legally permitted by all laws and regulations to which the Investor or the Company are subject.

(d)               Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Investor.

(e)               Transaction Documents. The Company shall have duly executed and delivered to the Investor the following documents (collectively, the Transaction Documents):

(i)                 This Agreement; and

(ii)                The Note and the Initial Warrant issued hereunder.

(f)                Corporate Documents. The Company shall have delivered to the Investor each of the following:

(i)                 a certificate of the Secretary of the Company, dated the Closing Date, certifying that (a) the certificate of incorporation of the Company, certified as of a recent date by the Secretary of State of the State of Delaware and attached thereto, is in full force and effect and has not been amended, supplemented, revoked or repealed since the date of such certification; (b) attached thereto is a true and correct copy of the bylaws of the Company as in effect on the Closing Date; and (c) attached thereto are true and correct copies of resolutions duly adopted by the Board of Directors of the Company and continuing in effect, which authorize the execution, delivery and performance by the Company of this Agreement, the Warrants and the Note and the consummation of the transactions contemplated hereby and thereby; and

(ii)              a Certificate of Good Standing or comparable certificate as to the Company, certified as of a recent date prior to the Closing Date by the Secretary of State of Delaware.

5.             Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Note and the Initial Warrant at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived in whole or in part by the Company:

(a)               Representations and Warranties. The representations and warranties made by the Investor in Section 3 hereof shall be true and correct when made, and shall be true and correct on the Closing Date.

(b)               Governmental Approvals and Filings. Except for any notices required or permitted to be filed after the Closing Date with certain federal and state securities commissions, the Company shall have obtained all governmental approvals required in connection with the lawful sale and issuance of the Note and the Warrants.

(c)               Legal Requirements. At the Closing, the sale and issuance by the Company, and the purchase by the applicable Investors, of the Note and the Warrants shall be legally permitted by all laws and regulations to which the Investor or the Company are subject.

(d)               Purchase Price. The Investor shall have delivered to the Company the Purchase Price.

6.             Covenants. The Company agrees and covenants as follows:

(a)               (i) Prior to May 1, 2020, the Company will not take any action to accept, solicit, initiate, encourage, or assist the submission of any proposal, negotiation, or offer from any person or entity relating to any debt or equity financing of the Company from any person or entity that engages in, as a material part of its business, the provision of dialysis services (each, a “Competitor”); and (ii) following May 1, 2020, so long as the Note remains outstanding, any time the Company proposes to accept any debt or equity financing (including securities convertible into equity) from a Competitor, the Company shall deliver to the Investor the terms and conditions (including a term sheet, if applicable) of such financing. The Investor shall have ten (10) business days to elect to make an investment on the same terms in lieu of such Competitor. If the Investor does not elect to make such investment, the Company and Competitor may consummate a financing on the same terms as delivered to the Investor. Any amendment or change to a proposed financing shall be treated the same as a new financing for purposes of this subsection 6(a).

(b)               In the event that the Company, at any time prior to conversion or repayment of the Note, issues any convertible security (other than options to purchase Common Stock under the 2019 Stock Plan) (each a “Subsequent Convertible Instrument” and, collectively, the “Subsequent Convertible Instruments”) on terms that differ from the Note, then, in each case, the Company will provide to the Investor written notice of such new issuance, including the terms of any Subsequent Convertible Instrument, no later than five (5) days after the closing date thereof. In the event the Investor determines, in its sole discretion, that any Subsequent Convertible Instrument contains terms more favorable to the holder(s) thereof than the terms set forth in its Note, the Investor will promptly notify the Company of such determination and the Note shall automatically be deemed to be amended to reflect such more favorable terms (subject to appropriate adjustment based on economic terms).

(c)               In the case of (i) a Qualified Financing or (ii) a Non-Qualified Financing in which the Investor elects to convert the Note, the Company will ensure that the Investor shall be entitled to the same economic rights provided to all investors in such financing and to the same contractual rights provided to all investors who are investing a comparable (or lower) dollar amount in such financing, and shall ensure that the Investor shall be a “Major Investor” for all purposes of the financing documents entered into in connection with the Qualified Financing or Non-Qualified Financing, as applicable.

(d)               The Investor and the Company will coordinate in good faith on a statement disclosing DaVita Inc. and its affiliates’ (“DaVita”) involvement with the Company. The Company may disclose the Investor’s name as a passive investor in the Company to potential investors in a Qualified Financing or a Non-Qualified Financing, provided, that, (i) the Company shall notify the Investor prior to such disclosure and (ii) the Company shall facilitate an introduction between the Investor and any potential investor so disclosed to the extent requested by the Investor. Except as provided above, the Company will not use the name or trademarks of DaVita or refer to DaVita’s relationship to the Company, in any form of advertising, publicity or release without the Investor’s prior written approval in the Investor’s sole direction. Except as provided above, the Company will not disclose, publish or make known to third parties that the Investor is associated with DaVita or that DaVita is an indirect investor in the Company without the Investor’s prior written consent.

(e)               So long as the Note remains outstanding, the Company shall not, without the prior written consent of the Investor:

(i)                change the composition of the company’s Board of Directors, except to the extent a member of the Board of Directors resigns, retires or is incapable to perform due to death or disability;

(ii)               create, incur, assume guarantee or be or remain liable with respect to any Indebtedness or allow or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets owned by the Company, in each case except as reflected on the Disclosure Schedules. “Indebtedness” shall include any (i) indebtedness for borrowed money, (ii) indebtedness evidenced by a note, bond, debenture or similar instrument or commercial paper (including purchase money obligations), (iii) obligations to reimburse or repay in respect of letters of credit, surety bonds or similar instruments, (iv) obligations under financing leases, and (v) capital leases for equipment entered into after the date of this Agreement to the extent that the aggregate value of all of such new capital leases exceed $150,000;

(iii)              incorporate, form or otherwise create any new direct or indirect subsidiaries, or permit any subsidiary of the Company to become a party to any joint venture, partnership or similar arrangement;

(iv)             acquire, in any one transaction or series of related transactions, by purchase of securities or assets or otherwise, for cash or debt, any business or other enterprise;

(v)              authorize or make any loans, advances or guarantees to, or for the benefit of, any person or entity;

(vi)             modify in any material respect, the Company’s budget as delivered to and approved by the Company’s Board of Directors;

(vii)          sell or divest in any one transaction or series of related transactions, any division or other business enterprise, or any assets, of the Company or any subsidiary, other than immaterial amounts sold or divested in the ordinary course of business;

(viii)        engage in any business which is not being conducted by the Company on the date of the Closing, other than reasonably-related extensions of the business conducted by the Company on such date;

(ix)             settle any outstanding claim, litigation, audit or other dispute for an amount in excess of $20,000 (net of insurance coverage), individually or in the aggregate; or

(x)               approve, adopt, authorize, commit or agree to commit to any of the foregoing actions.

(f)                The Company shall provide regular updates to the Investor regarding the Contemplated Equity Financing, including, but not limited to, (i) providing any term sheets the Company receives from potential investors within 2 business days of receipt by the Company, (ii) providing prompt notice of any indication that a potential investor declines to invest in the Contemplated Equity Financing, and (iii) providing such other information regarding the status of the Contemplated Equity Financing as reasonably requested by the Investor.

7.                  Miscellaneous.

(a)               Waivers and Amendments. Any provision of this Agreement, the Warrants and the Note may be amended, waived or modified only upon the written consent of the Company and the Investor.

(b)               Governing Law. This Agreement and all actions arising out of or in connection with this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware or of any other state. Notwithstanding any provision of this Agreement to the contrary, this Agreement shall be (to the extent necessary to satisfy the requirements of Section 22062(b)(3)(D) of the California Financial Code) subject to the implied covenant of good faith and fair dealing arising under Section 1655 of the California Civil Code.

(c)               Jurisdiction and Venue. Each of the parties hereby submits and consents irrevocably to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court for the District of Delaware for the interpretation and enforcement of the provisions of this Agreement. Each of the parties also agrees that the jurisdiction over such persons and the subject matter of such dispute shall be effected by any manner as may be lawful, and that service in such manner shall constitute valid and sufficient service of process.

(d)               Survival. The representations, warranties, covenants and agreements made herein shall survive the execution and delivery of this Agreement.

(e)                Successors and Assigns. Subject to the restrictions on transfer described in Sections 7(f) and 7(g), the rights and obligations of the Company and the Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(f)                Registration, Transfer and Replacement of the Note. The Note issuable under this Agreement shall be a registered note. The Company will keep, at its principal executive office, books for the registration and registration of transfer of the Note. Prior to presentation of the Note for registration of transfer, the Company shall treat such Person in whose name the Note is registered as the owner and holder of the Note for all purposes whatsoever, whether or not the Note shall be overdue, and the Company shall not be affected by notice to the contrary. Subject to any restrictions on or conditions to transfer set forth in any Note, the holder of any Note, at its option, may in person or by duly authorized attorney surrender the same for exchange at the Company’s chief executive office, and promptly thereafter and at the Company’s expense, except as provided below, receive in exchange therefor one or more new Note(s), each in the principal requested by such holder, dated the date to which interest shall have been paid on the Note so surrendered or, if no interest shall have yet been so paid, dated the date of the Note so surrendered and registered in the name of such Person or Persons as shall have been designated in writing by such holder or its attorney for the same principal amount as the then unpaid principal amount of the Note so surrendered. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note and (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it; or (b) in the case of mutilation, upon surrender thereof, the Company, at its expense, will execute and deliver in lieu thereof a new Note executed in the same manner as the Note being replaced, in the same principal amount as the unpaid principal amount of the Note and dated the date to which interest shall have been paid on the Note or, if no interest shall have yet been so paid, dated the date of the Note.

(g)                Assignment by the Company. The rights, interests or obligations hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of the Investor.

(h)               Entire Agreement. This Agreement together with the other Transaction Documents constitute and contain the entire agreement among the Company and the Investor and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(i)               Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, overnight delivery, postage prepaid, sent by facsimile or electronic mail (if the Investor or any other holder of Company securities) or otherwise delivered by hand, messenger or courier service addressed:

(i)            if to the Investor, to the recipients’ addresses or electronic mail addresses shown on the signature page hereto, as may be updated in accordance with the provisions hereof (provided that to be effective, notice by electronic mail must be followed by notice by overnight delivery sent no later than 1 business day following the delivery of such electronic mail notice);

(ii)            if to any other holder of the Note, Warrants or shares issuable upon conversion or exercise thereof, to such address, facsimile number or electronic mail address as shown in the Company’s records, or, until any such holder so furnishes an address, facsimile number or electronic mail address to the Company, then to the address, facsimile number or electronic mail address of the last holder of the Note, Warrants or shares issuable upon conversion or exercise thereof for which the Company has contact information in its records; or

(iii)            if to the Company, to the attention of the Chief Executive Officer or Chief Financial Officer of the Company at 10399 West 70th Street, Eden Prairie, MN 55344, or at such other current address as the Company shall have furnished to the Investor.

(j)                 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same agreement. Facsimile copies of signed signature pages will be deemed binding originals.

(signature page follows)

The parties are signing this Note and Warrant Purchase Agreement as of the date stated in the introductory clause.

MIROMATRIX MEDICAL INC.,
a Delaware corporation

By:
Name:	Jeffrey Ross
Title:	Chief Executive Officer

(Signature page for Note and Warrant Purchase Agreement)

The parties are signing this Note and Warrant Purchase Agreement as of the date stated in the introductory clause.

CHESHIRE MD HOLDINGS, LLC

By:

By:

By:

Notice to the Investor shall be delivered to both of the following recipients.

To be effective, any notice delivered by electronic mail to Investor shall be followed by notice by overnight delivery to each recipient below no later than 1 business day following such electronic mail notice.

Stephen Phillips

Vice President, DaVita Venture Group

2000 16th Street

Denver, CO 80202

Steve.phillips@davita.com

With a copy to: Kathleen Waters

Chief Legal Officer and General Counsel

2000 16th Street

Denver, CO 80202

Kathleen.waters@davita ..com

(Signature page for Note and Warrant Purchase Agreement)

Exhibit A

FORM OF NOTE

Exhibit B

FORM OF WARRANT